Exhibit 10.16

May 1, 2015

FEE WAIVER

Sidoti Micro Cap Fund, LP
122 East 42nd Street, 4th Floor

New York, New York 10168

Ladies and Gentleman,

On October 2, 2014, Sidoti Capital Management, LLC (the “Adviser”) entered into an investment management agreement (the “Investment Management Agreement”) with Sidoti Micro Cap Fund, LP (the “Partnership”) and Sidoti Micro Cap GP, LLC (the “General Partner”). Pursuant to the Investment Management Agreement, the Partnership has agreed to pay the Adviser a management fee in the amount of 2.00% per annum of the net asset value of the Partnership, payable quarterly.

The Adviser hereby exercises its discretion to waive the management fee, as set forth in the limited partnership agreement dated June 16, 2014 between the General Partner and the limited partners of the Partnership. This waiver shall continue until the Partnership attains $10 million of unaffiliated limited partner subscriptions, at which time the Partnership’s obligation to pay the management fee shall be restored.

[Signature Page Follows]

The undersigned have executed this letter as of the date first written above.

SIDOTI CAPITAL MANAGEMENT, LLC

By:	/s/ Peter T. Sidoti
Peter T. Sidoti, Manager

Acknowledgement:
SIDOTI MICRO CAP FUND, LP

By:	/s/ Peter T. Sidoti
Peter T. Sidoti

[Signature Page to Adviser Fee Waiver]